EXHIBIT 10.2

DEBT SETTLEMENT AND SHARE ISSUANCE AGREEMENT

This Debt Settlement and Share Issuance Agreement (this “Agreement”) is entered into as of August 21, 2026 (the “Effective Date”), by and between:

Sadot Group Inc., a Nevada corporation (the “Company”); and

Shakawe Capital LLC, a Wyoming limited liability company (the “Creditor” or the “Holder”).

The Company and the Creditor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company issued (i) to Cecilia Castro and Harding Castro, as tenants in common (together, “Castro”), the Company’s 8% Unsecured OID Debenture No. SSD-001, and (ii) to 622 Capital, LLC, a limited liability company (“622 Capital” and, together with Castro, the “Assignors”), the Company’s 8% Unsecured OID Debenture No. SSD-002, each with an Original Issue Date of February 9, 2026 and in the original principal amount of US$271,739.13, and US$543,478.26 in the aggregate (collectively, the “Debentures”), issued pursuant to separate Securities Purchase Agreements, each dated as of February 6, 2026 (collectively, the “Purchase Agreements”); the Debentures do not bear interest by their terms, and the full purchase price therefor was paid to the Company in cash on or about February 9, 2026;

WHEREAS, the Debentures matured on May 30, 2026 and were not paid at maturity, and the Maturity Date of each Debenture was subsequently extended to October 31, 2026, and any Event of Default under Section 6(a)(i) of the Debentures arising solely from such non-payment was waived, in each case pursuant to that certain Written Approval and Consent of Holders, dated as of August 17, 2026;

WHEREAS, pursuant to that certain Assignment and Assumption of Debentures, dated as of August 21, 2026 (the “Assignment”), among the Assignors, the Creditor and the Company, each Assignor sold, assigned and transferred to the Creditor all of such Assignor’s right, title and interest in and to its Debenture for a cash purchase price equal to the outstanding principal amount thereof, and the Creditor is the sole legal and beneficial owner and holder of both Debentures; each Assignor acquired its Debenture directly from the Company on February 9, 2026, paid the full purchase price therefor in cash on or about such date, and continuously held such Debenture until the Assignment, and no Assignor was, at the time of the Assignment or during the three (3) months immediately preceding it, an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act;

WHEREAS, the entire outstanding principal amount of the Debentures is US$543,478.26 in the aggregate (US$271,739.13 in respect of each Debenture), and no interest or other amounts are due thereunder (the “Settled Debt Amount”);

WHEREAS, the Parties desire to settle, compromise, and extinguish the Settled Debt Amount and all of the Creditor’s claims under or in respect of the Debentures in full by the issuance of an aggregate of 67,936 shares of Common Stock to the Creditor on the terms and conditions set forth herein (the “Settlement”), such number of shares having been determined by dividing the outstanding principal amount of each Debenture by a fixed price of $8.00 per share and rounding up to the nearest whole share, subject to the Beneficial Ownership Limitation and the Exchange Cap set forth herein;

WHEREAS, the Settlement is to be effected by the issuance of the Settlement Shares by the Company exclusively to the Creditor, as the existing holder of the Company’s outstanding payment obligations under the Debentures, in exchange for the surrender, settlement, and extinguishment of such obligations, without the payment by any person of any commission or other remuneration for soliciting such exchange, in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) thereof;

WHEREAS, immediately following the Assignment the Creditor is the holder of 100% of the outstanding principal amount of the Debentures and, constituting the holders whose approval is required under Section 8 of the Debentures, has approved this Agreement and the transactions contemplated hereby in writing; no Debentures of the same series are held by any person other than the Creditor, and accordingly the equal-treatment requirements of Section 9 of the Debentures and Section 4.11 of the Purchase Agreements are inapplicable to the Settlement; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to consummate the Settlement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Beneficial Ownership Limitation” has the meaning set forth in Section 2.6.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Conversion Price” means $8.00 per share, being the minimum price per share permitted by the Required Consents (the “Floor Price”). The Conversion Price is a fixed price and is not subject to adjustment by reference to the trading price of the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” has the meaning set forth in Section 2.5.

“Issuance Date” means the date on which the Settlement Shares are issued to the Creditor, which shall be no later than two (2) Business Days following the Effective Date.

“Principal Market” means The Nasdaq Capital Market or, if the Common Stock is not then listed thereon, the principal securities exchange or market on which the Common Stock is then listed or quoted for trading.

“Required Consents” has the meaning set forth in Section 2.7.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Settled Debt Amount” means US$543,478.26, representing the entire outstanding principal amount of the Debentures (US$271,739.13 in respect of each Debenture). No interest or other amounts are due thereunder.

“Settlement Shares” means the 67,936 shares of Common Stock issuable to the Creditor pursuant to Section 2.2, determined by dividing the outstanding principal amount of each Debenture by the Conversion Price and rounding up to the nearest whole share (33,968 shares in respect of each Debenture; no fractional shares being issuable), subject to the Beneficial Ownership Limitation and the Exchange Cap.

“Trading Day” means a day on which the Principal Market is open for trading.

ARTICLE II

DEBT SETTLEMENT AND SHARE ISSUANCE

Section 2.1 Settlement of Debt. Subject to the terms and conditions of this Agreement, in full and final settlement, satisfaction, and discharge of the Settled Debt Amount, and in exchange for the surrender and extinguishment of the Debentures and all payment and other obligations of the Company thereunder, the Company shall issue the Settlement Shares to the Creditor on the Issuance Date. Upon issuance of the Settlement Shares, the Settled Debt Amount and the Debentures shall be deemed paid, settled, extinguished, and cancelled in full, the Debentures shall be surrendered to the Company for cancellation (or, if lost, affidavits of loss in lieu thereof shall be delivered), and the Creditor shall have no further claim against the Company under or in respect of the Debentures or the Settled Debt Amount, except as otherwise expressly provided in Sections 2.5 and 2.6 with respect to any portion of the Settled Debt Amount that remains outstanding.

Section 2.2 Settlement Shares. The number of Settlement Shares has been determined as of the Effective Date by dividing the outstanding principal amount of each Debenture (US$271,739.13) by the Conversion Price ($8.00) and rounding up to the nearest whole share (no fractional shares being issuable), resulting in 33,968 Settlement Shares in respect of each Debenture and 67,936 Settlement Shares in the aggregate, subject to the Beneficial Ownership Limitation and the Exchange Cap. The Conversion Price is fixed at the Floor Price and is not subject to adjustment by reference to the trading price of the Common Stock. To the extent any portion of the Settled Debt Amount is not settled through the issuance of Settlement Shares as a result of the Beneficial Ownership Limitation or the Exchange Cap, such portion shall remain outstanding as an obligation of the Company under the applicable Debenture until settled in accordance with this Agreement or otherwise satisfied.

Section 2.3 Issuance of Settlement Shares; Opinion; Legend. The Settlement Shares shall be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, as provided in Section 2.4. Delivery of the Settlement Shares shall be conditioned upon the Company’s prior or concurrent delivery to the Creditor and the Company’s transfer agent of a legal opinion, in form and substance reasonably satisfactory to the transfer agent, to the effect that the Settlement Shares may be issued in reliance upon Section 3(a)(9) of the Securities Act and that the holding period of the Settlement Shares is determined, pursuant to Rule 144(d)(3)(ii), by reference to February 9, 2026. On the Issuance Date, the Company shall cause its transfer agent to deliver the Settlement Shares to the Creditor or its designee, and, if and to the extent the Settlement Shares are then eligible for resale by the Creditor under Rule 144 free of any restrictive legend (which, for a non-affiliate of the Company, occurs six (6) months after February 9, 2026 subject to the availability of current public information under Rule 144(c), and without such condition one (1) year after February 9, 2026), the Company shall cause such shares to be issued without any restrictive legend and free of stop-transfer instructions by crediting the account of the Creditor’s prime broker through the Deposit/Withdrawal at Custodian (DWAC) facilities of The Depository Trust Company; otherwise, the Settlement Shares shall be issued as restricted shares in book-entry form bearing the Company’s customary restrictive legend, and the Company shall, promptly upon the Settlement Shares becoming eligible for resale under Rule 144 and upon delivery of a customary supporting opinion (at the Company’s expense), cause such legend to be removed and the shares to be delivered via DWAC.

Section 2.4 Section 3(a)(9) Exchange; Rule 144 Tacking. The Settlement Shares are being issued by the Company exclusively to the Creditor, as the existing holder of the Debentures, in exchange for the surrender, settlement, and extinguishment of the Debentures and the obligations evidenced thereby, in reliance upon Section 3(a)(9) of the Securities Act. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange effected hereby, and the Creditor has not paid or furnished, and shall not be required to pay or furnish, any consideration for the Settlement Shares other than the surrender and extinguishment of the Debentures. The Parties acknowledge and agree that (i) each Debenture was originally issued by the Company on February 9, 2026, and the full purchase price therefor was received by the Company on or about such date; (ii) the Creditor acquired the Debentures by assignment from the Assignors, neither of which was, at the time of the Assignment or during the three (3) months prior thereto, an affiliate of the Company; and (iii) accordingly, pursuant to Rule 144(d)(1) and Rule 144(d)(3)(ii), the holding period of the Debentures and of the Settlement Shares for purposes of Rule 144 is computed from February 9, 2026. Nothing in this Agreement, the Assignment, or any prior amendment or modification constitutes a novation, satisfaction, or reissuance of either Debenture, and the indebtedness evidenced thereby has been continuing indebtedness outstanding since February 9, 2026. Neither Party shall take any action or position inconsistent with the availability of such exemption or such holding-period treatment. Nothing herein constitutes a representation or warranty as to the availability of Rule 144 for any particular sale by the Creditor.

Section 2.5 Compliance with Nasdaq Rules; Exchange Cap. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue, and the Creditor shall not have the right to receive, any shares of Common Stock pursuant to this Agreement to the extent that the aggregate number of Settlement Shares issued hereunder, together with any shares of Common Stock required to be aggregated therewith under the rules and written interpretations of The Nasdaq Stock Market LLC (“Nasdaq”), would exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the issuance of shares of Common Stock on August 17, 2026 in settlement of Debenture No. SSD-003 (1,320,015 shares), such date being the date of the first of the transactions required to be aggregated with the Settlement under Nasdaq Listing Rule 5635(d) (such maximum number, the “Exchange Cap”), subject to equitable adjustment for stock splits, reverse stock splits, and similar transactions, unless and until the Company has obtained the approval of its stockholders in accordance with Nasdaq Listing Rule 5635(d) with respect to issuances in excess of the Exchange Cap. Any portion of the Settled Debt Amount that cannot be settled in Settlement Shares as a result of the Exchange Cap shall remain outstanding under the applicable Debenture, any purported issuance in violation of the Exchange Cap shall be null and void, and nothing in this Agreement shall obligate the Company to seek such stockholder approval. The Company shall timely submit to Nasdaq any Listing of Additional Shares notification required in connection with the issuance of the Settlement Shares.

Section 2.6 Beneficial Ownership Limitation. The Company shall not issue, and the Creditor shall not have the right to receive, any Settlement Shares to the extent that, after giving effect to such issuance, the Creditor (together with its affiliates and any persons acting as a group together with the Creditor or any of its affiliates) would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”). The Creditor may, upon not less than sixty-one (61) days’ prior written notice to the Company, increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99%. Any Settlement Shares that would otherwise be issuable but for the Beneficial Ownership Limitation shall be held in abeyance, and the corresponding portion of the Settled Debt Amount shall remain outstanding under the applicable Debenture, until such time as their issuance would not cause the Creditor to exceed the Beneficial Ownership Limitation, whereupon the Company shall issue such shares to the Creditor.

Section 2.7 Required Consents. Notwithstanding anything in this Agreement to the contrary, no Settlement Shares shall be issued, and the Settlement shall not be effected, unless and until the Company has received the written consent or waiver of (i) the holder(s) of the Company’s senior secured convertible note issued pursuant to that certain Securities Purchase Agreement, dated as of July 16, 2026, between the Company and the buyer(s) party thereto, and (ii) the investor under that certain Equity Purchase Facility Agreement, dated as of July 16, 2026, between the Company and the investor party thereto, in each case consenting to this Agreement and the issuance of the Settlement Shares hereunder (collectively, the “Required Consents”). The obligations of the Company to issue, and the right of the Creditor to receive, the Settlement Shares are subject to, and shall not become effective for any purpose unless and until, the Required Consents have been obtained. The Parties acknowledge and agree that, pursuant to the Required Consents, (i) no Settlement Shares may be issued at a price per share less than the Floor Price and (ii) the Settlement and the other transactions contemplated hereby must be consummated, if at all, on or before September 30, 2026.

Section 2.8 Equal Treatment; Section 8 Approval. The Company represents that, immediately following the Assignment, the Creditor is the holder of 100% of the outstanding principal amount of the Debentures and, constituting the holders whose approval is required under Section 8 of the Debentures, has approved this Agreement and the transactions contemplated hereby in writing. No Debentures of the same series are held by any person other than the Creditor, and accordingly no waiver of the equal-treatment requirements of Section 9 of the Debentures or Section 4.11 of the Purchase Agreements is required in connection with the Settlement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Creditor as of the Effective Date and as of the Issuance Date as follows:

Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary corporate action, including approval by the Board, and, to the extent required, by the holders of the Debentures under Section 8 of the Debentures. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.3 Valid Issuance. The Settlement Shares, when issued and delivered against the surrender and extinguishment of the Debentures in accordance with this Agreement, will be duly and validly issued, fully paid, and non-assessable, and will be free and clear of all liens, encumbrances, and restrictions, other than restrictions on transfer under applicable securities laws.

Section 3.4 No Conflicts. The execution, delivery, and performance of this Agreement by the Company do not and will not (a) violate or conflict with the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, regulation, order, or decree applicable to the Company, or (c) result in a breach of, or constitute a default under, any material agreement to which the Company is a party, in each case except as would not reasonably be expected to prevent or materially delay the consummation of the Settlement.

Section 3.5 Capitalization; Reservation. The Company has, or prior to the Issuance Date will have, sufficient authorized but unissued shares of Common Stock to issue the Settlement Shares, and shall reserve from its authorized and unissued shares a number of shares of Common Stock sufficient to effect the issuance of the Settlement Shares.

Section 3.6 Survival and Indemnification. The representations and warranties of the Company set forth in this Article III shall survive the Effective Date for a period of twelve (12) months. The Company shall indemnify and hold harmless the Creditor and the Creditor’s agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising from any breach of such representations and warranties. Notwithstanding the foregoing, the aggregate liability of the Company under this Section 3.6 shall not exceed an amount equal to the Settled Debt Amount, and in no event shall either Party be liable under this Agreement for punitive, exemplary, special, or consequential damages.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor hereby represents and warrants to the Company as of the Effective Date and as of the Issuance Date as follows:

Section 4.1 Organization. The Creditor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Wyoming, and has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement.

Section 4.2 Authorization. The execution, delivery, and performance of this Agreement by the Creditor have been duly authorized by all necessary limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.3 Investment Intent. The Creditor is acquiring the Settlement Shares for the Creditor’s own account and not with a view to any distribution thereof in violation of the Securities Act; provided, however, that nothing herein shall restrict the Creditor’s right to sell or transfer the Settlement Shares in compliance with applicable securities laws.

Section 4.4 Accredited Investor. The Creditor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Section 4.5 Holding Period. The Creditor understands and agrees that the Settlement Shares are being issued in reliance upon Section 3(a)(9) of the Securities Act in exchange for the Debentures, and that, pursuant to Rule 144(d)(1) and Rule 144(d)(3)(ii), the Rule 144 holding period of the Settlement Shares is deemed to have commenced on February 9, 2026. The Creditor understands that, if such exemption or holding-period treatment were unavailable, the Settlement Shares would constitute “restricted securities” within the meaning of Rule 144 and could not be resold except pursuant to an effective registration statement or an applicable exemption from registration.

Section 4.6 Acknowledgment of Debt. The Creditor acknowledges and confirms that the Settled Debt Amount of US$543,478.26 constitutes the entire outstanding principal amount of the Debentures, that the Debentures do not bear interest and no interest or other amounts are due thereunder, and that, upon the issuance of the Settlement Shares (subject to Sections 2.5 and 2.6), the Settled Debt Amount and the Debentures shall be deemed satisfied and extinguished in full.

Section 4.7 Survival and Indemnification. The representations and warranties of the Creditor set forth in this Article IV shall survive the Effective Date for a period of twelve (12) months. The Creditor shall indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising from any breach of such representations and warranties.

Section 4.8 No Affiliate Status; No Solicitation Remuneration. The Creditor is not, and at no time during the ninety (90) days immediately preceding the Effective Date or the Issuance Date has been, an “affiliate” of the Company within the meaning of Rule 144, and is not an officer, director, or holder of ten percent (10%) or more of the outstanding Common Stock. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange of the Debentures for the Settlement Shares, and the Creditor has not employed any broker, dealer, finder, or agent in connection with the Settlement. The Creditor is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Section 4.9 Ownership and Holding of the Debentures. The Creditor acquired the Debentures from the Assignors pursuant to the Assignment, for value, and is the sole legal and beneficial owner of the Debentures, holding the same free and clear of all liens, encumbrances, participations, and adverse interests of any kind. Each Assignor acquired its Debenture directly from the Company on February 9, 2026 and held it continuously until the Assignment, and none of the Assignors or the Creditor has sold, assigned, transferred, hypothecated, participated, or otherwise conveyed, in whole or in part, any interest in either Debenture other than pursuant to the Assignment. Neither the Creditor nor, to the Creditor’s knowledge, any Assignor has engaged in any short sale, hedging, or other transaction with respect to securities of the Company that would toll, restart, or otherwise affect the holding period of the Debentures or the Settlement Shares for purposes of Rule 144(d).

Section 4.10 Trading Matters; Leak-Out. From the Effective Date until the public disclosure of the Settlement pursuant to Section 6.11, the Creditor shall not, and shall cause its affiliates and representatives not to, purchase or sell any securities of the Company or engage in any short sale of, or establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to, the Common Stock. The Creditor acknowledges that, until such public disclosure, the Creditor may be in possession of material non-public information regarding the Company and that applicable securities laws restrict trading on the basis thereof. Following the Issuance Date, the Creditor agrees, on behalf of itself, its affiliates, and any person acting in concert with any of them, that it will not, on any single Trading Day, sell shares of Common Stock in an aggregate amount exceeding fifteen percent (15%) of the total trading volume of the Common Stock on the Principal Market for such Trading Day.

ARTICLE V

MUTUAL RELEASE

Section 5.1 Release by the Creditor. Effective upon the Creditor’s receipt of the Settlement Shares in full satisfaction of the Settled Debt Amount, the Creditor, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and its officers, directors, employees, agents, affiliates, successors, and assigns from any and all claims, demands, liabilities, obligations, actions, causes of action, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Debenture or the Settled Debt Amount; provided, however, that nothing in this Section 5.1 shall release (a) any claim arising from breach of any representation, warranty, or covenant contained in this Agreement in accordance with Section 3.6, or (b) any obligation of the Company under this Agreement, including with respect to any portion of the Settled Debt Amount that remains outstanding pursuant to Sections 2.5 and 2.6.

Section 5.2 Release by the Company. Effective upon the Creditor’s receipt of the Settlement Shares, the Company, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Creditor and its officers, managers, members, employees, agents, affiliates, successors, and assigns from any and all claims, causes of action, counterclaims, demands, liabilities, obligations, actions, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Debenture or the Settled Debt Amount; provided, however, that nothing herein shall release any claim arising from breach of any representation, warranty, or covenant contained in this Agreement in accordance with Section 4.7.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement (including all exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, whether written or oral, relating to such subject matter, including any prior draft amendment to the Debentures.

Section 6.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties.

Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (except that matters of corporate governance and the internal affairs of the Company shall be governed by the laws of the State of Nevada), without regard to its conflicts of laws principles.

Section 6.4 Forum; Jury Waiver. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute arising out of or relating to this Agreement, and irrevocably waives any objection to the laying of venue therein or that such courts are an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures delivered by facsimile or electronic transmission (including PDF or DocuSign) shall be deemed original signatures.

Section 6.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmission if sent via email with confirmation of receipt, or (c) on the first Business Day following the date of dispatch if sent by reputable overnight courier service, in each case to the addresses set forth on the signature pages hereto (or such other address as a Party may designate in writing).

Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

Section 6.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

Section 6.9 Further Assurances. Each Party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement, including the surrender and cancellation of the Debentures and the delivery of customary transfer-agent and DTC documentation.

Section 6.10 Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution, and performance of this Agreement; provided, however, that the Company shall bear all costs and expenses associated with the issuance and delivery of the Settlement Shares, including transfer agent fees, DTC fees, and the cost of the legal opinion required by Section 2.3.

Section 6.11 Public Disclosure. The Company shall disclose the material terms of this Agreement and the Settlement in a Current Report on Form 8-K (and shall file a copy of this Agreement as an exhibit thereto to the extent required) within the time period required by the applicable rules of the Securities and Exchange Commission (and in any event on or before 9:00 a.m., New York City time, on the first (1st) Business Day following the Effective Date, as required by the Required Consents). Except as required by applicable law or legal process, the Creditor shall not, and shall cause its affiliates and representatives not to, disclose the existence or terms of this Agreement prior to such public disclosure by the Company. Neither Party shall issue any press release regarding the Settlement without the prior written consent of the other Party, except as required by applicable law or the rules of Nasdaq or the Securities and Exchange Commission.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Debt Settlement and Share Issuance Agreement as of the date first written above.

SADOT GROUP INC.

By: /s/ Haggai Ravid

Name: Haggai Ravid

Title: Chief Executive Officer

Address: 295 E. Renfro Street, Suite 209, Burleson, TX 76028

SHAKAWE CAPITAL LLC

By: /s/ Dmitriy Shapiro

Name: Dmitriy Shapiro

Title: Manager

Address: 144 Hillside Village, Rio Grande, PR 00745